UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 18, 2008

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 5.01 is incorporated in this Item 2.04 by reference.

Item 5.01.                                Changes in Control of Registrant.

On the evening of July 18, 2008, Manchester Securities Corp. and Alerian Finance Partners, LP (the “New Controlling Owners”), exercised certain rights under a Loan Agreement, dated June 25, 2008 (the “Holdings Credit Agreement”), with SemGroup Holdings, L.P. (“Holdings”), the sole member of SemGroup Energy Partners G.P., L.L.C. (the “General Partner”), which is the general partner of SemGroup Energy Partners, L.P. (the “Partnership”).  Under the Holdings Credit Agreement, the New Controlling Owners have the right to direct the vote of all of the membership interests of the General Partner upon an event of default under the Holdings Credit Agreement.  The New Controlling Owners exercised these voting rights on July 18, 2008 and effectively took control of the General Partner (the “Change of Control”).

The Change of Control resulted in an event of default under the Partnership’s Amended and Restated Credit Agreement, dated February 20, 2008 (the “Credit Agreement”), among the Partnership, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto.  Under the terms of the Credit Agreement, the lenders may, among other remedies, declare all outstanding amounts under the Credit Agreement immediately due and payable.  The Partnership is in productive dialogue with the agent for the lenders regarding this matter.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Change of Control, on July 18, 2008, the New Controlling Owners reconstituted the Board of Directors of the General Partner (the “Board”).  Messrs. Thomas L. Kivisto, Gregory C. Wallace, Kevin L. Foxx, Michael J. Brochetti and Andy Bishop were removed from the Board.  Mr. Bishop had also served as a member of the conflicts committee, audit committee and compensation committee of the Board.  Messrs. Sundar S. Srinivasan, David N. Bernfeld and Gabriel Hammond were appointed as directors on the Board.  Mr. Srinivasan has been elected as Chairman of the Board.  Messrs. Brian J. Billings and Edward F. Kosnik remained as directors of the Board and will continue to serve as members of the conflicts committee, audit committee and compensation committee of the Board.

Mr. Srinivasan joined Elliott Associates, L.P. in 2003 where he is a Portfolio Manager and a Managing Director of its Private Equity affiliate.  He previously served as Chairman of Dice, Inc. and Answer Financial and is currently a director of Franklin Holdings (Bermuda) Ltd.

Mr. Bernfeld has served as an Analyst at Elliott Associates, L.P. since May 2008. Prior to joining Elliott, Mr. Bernfeld was an analyst with DKR Capital, Inc. since 2007, a Private Equity Associate at Ardshiel, Inc. from 2003 until 2005, and an Analyst in the Mergers and Acquisition Group of Bear, Stearns & Co. Inc. from 2001 through 2003.  Mr. Bernfeld received an M.B.A. from Columbia Business School in 2007, and a B.A. in Economics and Mathematics from Haverford College in 2001.

Mr. Hammond is the Managing Partner of Alerian Capital Management. Prior to founding the company in 2004, Mr. Hammond covered the broader Energy and Power sector at Goldman, Sachs & Co., in the firm's Equity Research Division. Specializing in the Master Limited Partnership midstream energy space, Mr. Hammond advised Goldman Sachs Asset Management, which holds an estimated $2 billion of MLP securities (both as principal and on behalf of its clients), with portfolio allocation, short-term trading, and tax-advantaged specialty applications. Mr. Hammond sits on the Board of Directors of the National Association of Publicly Traded Partnerships. He is also a member of the Board of Directors of Quest Midstream Partners, L.P.

The Change of Control constituted a change of control under the General Partner’s long term incentive plan (the “LTIP”), which resulted in the vesting of all awards under the LTIP.    As such, the phantom units awarded to Messrs. Foxx, Brochetti, Alex G. Stallings, Peter L. Schwiering and Jerry A. Parsons in the amounts of 150,000 units, 90,000 units, 75,000 units, 45,000 units and 20,000 units, respectively, are fully vested.  In addition, the restricted units awarded to Messrs. Billings, Kosnik and Bishop are fully vested.

The Change of Control also resulted in a change of control under the employment agreements of Messrs. Foxx, Brochetti, Stallings, Schwiering and Parsons.  If within one year after the Change of Control any such officer is terminated by the General Partner without Cause or such officer terminates the agreement for Good Reason, he will be entitled to payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to 24 months of base salary and continued participation in the General Partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination. Upon such an event, Messrs Foxx, Brochetti, Stallings, Schwiering and Parsons would be entitled to lump sum payments of $900,000, $600,000, $550,000, $500,000 and $500,000, respectively, in addition to continued participation in the general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.

For purposes of the employment agreements:

“Cause” means (i) conviction of the executive officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the executive officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of the Board; (iii) the executive officer’s material breach or default in the performance of his obligations under the employment agreement; or (iv) the executive officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the General Partner.

“Good Reason” means (i) a material reduction in the executive officer’s base salary; (ii) a material diminution of the executive officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of the named executive officer’s principal work location to a location more than 50 miles from its current location.

Item 7.01.                                Regulation FD Disclosure.

On July 21, 2008, the Partnership announced the Change of Control.  A copy of the press release is furnished as an exhibit to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated July 21, 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  July 21, 2008                                                                           By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated July 21, 2008.